Exhibit 23.1



                CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 2,
1997, which appears on page 38 of the 1997 Annual Report to Shareholders of The Earthgrains Company, which is incorporated by reference in The Earthgrains Company's Annual Report on Form 10-K for the fiscal year ended March 26, 1997.





PRICE WATERHOUSE, LLP
Price Waterhouse, LLP
St. Louis, Missouri